EXHIBIT 99.1

Tilray Brands Reports Q1 2024 Financial Results

Record Q1 Net Revenue of $177 Million, Representing 15% Growth Year over Year

Increased #1 Cannabis Market Share Position in Canada to 13.4%

Grew Canadian Cannabis Revenue by 16.5% and International Cannabis Revenue by 37%

With Closing of Acquisition of Eight Craft Beer and Beverage Brands, Creating 5th Largest U.S. Craft Beer Brewer with 5% Market Share in Growing Craft Market

Conference Call to be Held at 8:30 a.m. ET Today

NEW YORK and LEAMINGTON, Ontario, Oct. 04, 2023 (GLOBE NEWSWIRE) -- Tilray Brands, Inc. (“Tilray”, “our”, “we” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company, today reported financial results for its first quarter fiscal year 2024 ended August 31, 2023. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

Irwin D. Simon, Tilray Brands’ Chairman and Chief Executive Officer, stated, “Today, Tilray Brands is the most diversified global cannabis-lifestyle and CPG company in the world with four distinct and complementary business segments – medical and adult-use cannabis, beverages including, craft beer, spirits, ready to drink mixed cocktails in a can, non-alcoholic drinks, THC and CBD beverages, wellness products, and medical distribution. The balance we have brought to our diversified business model has positioned Tilray Brands as the #1 Canadian cannabis LP, the market leader in medical cannabis across Europe, a leader in the hemp foods industry, and a formidable player in the fast-growing craft beverage-alcohol industry with a growing leadership position. We have strategically diversified our company globally over the past several years and, as a result, Tilray is now ideally positioned to capture a wide range of opportunities across multiple industries driving value through organic and acquisitive revenue growth, operating efficiencies, and improved margins and profitability. We will continue to invest in our future and accelerate our vision of becoming a multi-billion-dollar company with a portfolio of best-in-class brands.”

Mr. Simon continued, “Since the beginning of our FY 2024, we have closed on three transactions: HEXO Corp. in June, Truss Beverage Co. in August, and the acquisition of eight beer and beverage brands from Anheuser-Busch earlier this week. The HEXO and Truss acquisitions have already boosted our competitive cannabis positioning in Canada, the largest, federally legalized cannabis market in the world, by increasing our leading market share, while the beer and beverage brands acquisition has made us the 5th largest craft beer brewer in the U.S., up from the 9th position. We are now working on the seamless integration of these acquisitions into our efficient operating platforms by leveraging our deep CPG expertise and established track record to drive revenue through product innovation and expanded distribution and maximize cost savings through synergy realization.”

Financial Highlights – First Quarter Fiscal Year 2024

  Net revenue increased 15% to $177 million in the first quarter compared to $153 million in the prior year quarter.
  Gross profit was $44 million, while adjusted gross profit was $49 million in the quarter. Gross margin was 25%, while adjusted gross margin declined to 28% from 32% in the prior year quarter.
  Cannabis net revenue increased 20% to $70 million in the first quarter compared to $59 million in the prior year quarter. On a constant currency basis, net cannabis revenue was $71 million in the quarter, up 22% from the prior year quarter.
    Cannabis gross margin decreased to 28% in the quarter from 51% in the prior year quarter and cannabis adjusted gross margin decreased to 35% in the quarter from 51% in the prior year quarter, reflecting the prior year’s inclusion of the HEXO advisory fee revenue and the completion in our first quarter of a wholesale transaction designed to optimize inventory levels and generate $3.1 million of cash.
  Beverage alcohol net revenue increased 17% to $24 million in the first quarter from $21 million in the prior year quarter.
    Beverage alcohol gross margin increased to 53% in the quarter from 47% in the prior year quarter and adjusted gross beverage alcohol margin was 56% in the quarter compared to 53% in the prior quarter, reflecting an increase in beer as a percentage of sales mix along with the positive impact of the Montauk acquisition.
  Distribution net revenue increased 14% to $69 million in the first quarter compared to $61 million in the prior year quarter. On a constant currency basis, distribution revenue was $67 million in the quarter, up 11% from the prior year quarter.
    Distribution gross margin increased to 11% in the quarter from 9% in the prior year quarter, reflecting favorable sales mix and lower production costs.
  Net loss narrowed to $56 million in the first quarter compared to net loss of $66 million in the prior year quarter with a net loss per share of ($0.10) compared to ($0.13).
  Adjusted EBITDA was $11.4 million in the first quarter compared to $13.5 million in the prior year quarter primarily as a result of the prior year including HEXO advisory fee revenue.
  Achieved $17.1 million in annualized run-rate savings (and $2.9 million in actual cash cost savings) as part of the $27 million synergy plan related to the HEXO acquisition. We are on target to achieve our integration plan goals and we are confident HEXO will prove to be a successful acquisition.
  Achieved $6.8 million in annualized run-rate savings in connection with the $8.0 million cost reduction plan in Europe.
  Strong financial liquidity position of ~$466 million, consisting of $179 million in cash, including restricted cash and $287 million in marketable securities.
  Operating cash flow of $(16) million in the first quarter compared to $(46) million in the prior year quarter, representing an improvement of $30 million.

Operating Highlights

Leadership in Global Cannabis Operations, Brands, and Market Share, Further Solidified through Recent HEXO and Truss Acquisitions

  Tilray grew its #1 cannabis market share position to 13.4% in Q1 2024. The Company continues to hold the #1 market position across all major markets and a leading share across most product categories. Tilray is #1 in cannabis Flower, Oils, Concentrates and THC Beverages, and #2 in Pre-Rolls, #4 in Vape, and in the Top 10 in all other categories. The Company closed on the HEXO transaction in June 2023, significantly bolstering its position supported by low-cost operations and complementary distribution across all Canadian geographies.
  By capitalizing on the Company’s unrivaled cultivation and distribution operations and the leadership team’s depth of commercial and regulatory expertise, Tilray is focused on growing its leading market share in medical cannabis in the countries in which it distributes today and achieving early-mover advantage in new countries as cannabis legalization proliferates across Europe and other international markets. During Q1, the increase in international cannabis revenue was largely driven by expansion into emerging international medical markets.

Maximizing the Growth Potential of U.S. CPG and Craft-Beverage Lifestyle Brand Portfolio

  During Q1, Tilray made substantial strides in performance across its five craft-beverage brands including SweetWater Brewing Company, Breckenridge Distillery, and Montauk Brewing Company, growing revenue in its beverage alcohol segment by 17% and adjusted gross profit by 24%. Tilray’s wellness brand, Manitoba Harvest, maintained its brand leadership position in branded hemp with 52% market share and increased its gross margin to 29% from 26% through price increases.
  On September 29, 2023, Tilray closed on its acquisition of eight beer and beverage brands from Anheuser-Busch (NYSE: BUD). The acquired brands, consisting of Shock Top, Breckenridge Brewery, Blue Point Brewing Company, 10 Barrel Brewing Company, Redhook Brewery, Widmer Brothers Brewing, Square Mile Cider Company, and HiBall Energy, possess strong consumer loyalty and further diversify Tilray’s growing U.S. beverage alcohol segment. Their expected sales volume elevate Tilray Brands to the 5th largest position in the high-growth U.S. craft beer market, up from the 9th position.
  Upon federal cannabis legalization in the U.S., Tilray is well-positioned to immediately leverage its strong U.S. leadership position and strategic strengths across distribution and brands to include THC-infused products to maximize all commercial opportunities and drive significant additional revenue in adult-use cannabis through expanded recognition and distribution.

Fiscal Year 2024 Guidance

For its fiscal year ending May 31, 2024, the Company is reiterating its adjusted EBITDA target of $68 million to $78 million representing growth of 11% to 27% as compared to fiscal year 2023. In addition, the Company expects to generate positive adjusted free cash flow.

Management’s guidance for adjusted EBITDA is provided on a non-GAAP basis and excludes transaction expenses, restructuring charges, litigation costs, facility start-up and closure costs, lease expense, purchase price accounting step-up, changes in fair value of contingent consideration and other items carried at fair value, non-operating income (expenses), interest expense, net, income tax expense and other non-recurring items that may be incurred during the Company's fiscal year 2024, which the Company will continue to identify as it reports its future financial results. Management’s guidance for adjusted free cash flow is provided on a non-GAAP basis and excludes our growth capex, projected integration costs related to HEXO and the cash income taxes related to Aphria Diamond.

The Company cannot reconcile its expected adjusted EBITDA to net income or adjusted free cash flow to operating cash flow under “Fiscal Year 2024 Guidance” without unreasonable effort because of certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time.

Tilray Brands Strategic Growth Actions – Fiscal Year 2024 to date

October 2023

  Tilray Brands Closes Transaction Acquiring Eight Beer & Beverage Brands From Anheuser-Busch; Solidifies Leadership Position in U.S. Craft Beer Market

September 2023

  Potently Canadian' Cannabis Brand, CANACA, Launches ‘Let ‘Er Rip’ Campaign
  Tilray’s Best-Selling Beers Make Landfall at Atlantis, Bahamas
  Montauk Brewing Expands Distribution Beyond the Northeast
  Tilray Expands Market Leading Cannabis Portfolio with Launch of New Redecan Products Across Canada

August 2023

  RIFF Cannabis Launches New Diamond Infused Pre-Rolls and Blunts
  A New Chilled Ritual is Here: Solei Cannabis Launches Its First Sparkling CBD Beverages
  Tilray Brands Announces Acquisition of Truss Beverage Co.™
  Good Supply’s Fan Favourite Cannabis Strains Just Got ‘Juiced’
  Breckenridge Distillery Announces New and Expanded Partnership with the Denver Broncos
  Tilray Brands Announces Agreement to Acquire Eight Beer & Beverage Brands From Anheuser-Busch, Fueling Tilray’s Future in the U.S. Craft Beer Industry
  Montauk Brewing Further Expands Distribution Across Northeast and Launches Market Presence in Pennsylvania

July 2023

  Tilray Renews Distribution Agreement With Great North Distributors for Cannabis Sales Across Canada With Newly Expanded Brand Portfolio
  SweetWater Brewing Announces Partnership with ATLive and Mercedes Benz Stadium
  RIFF Cannabis Brand Launches New THC Beverages for Summer
  SweetWater Brewing Launches Gummies Beer A New Juicy Revolution

June 2023

  Tilray Brands Completes Acquisition of HEXO Corp. Leading Next Evolution of Canadian Cannabis
  Breckenridge Distillery Launches New Limited Release Collectors Art Series
  Montauk Brewing Company Celebrates 11-Year Anniversary and 2023 Summer Season Lineup
  Tilray Brands Expands Beer Portfolio and Launches Good Supply Light Beer

Live Conference Call and Audio Webcast
Tilray Brands will host a webcast to discuss these results today at 8:30 a.m. ET. Investors may join the live webcast available on the Investors section of the Company’s website at www.tilray.com. A replay will be available and archived on the Company’s website.

About Tilray Brands
Tilray Brands, Inc. (Nasdaq: TLRY; TSX: TLRY), is a leading global cannabis-lifestyle and consumer packaged goods company with four distinct and complementary business segments including medical and adult-use cannabis, medical distribution, wellness foods, and beverage-alcohol. Tilray Brands is on a mission to change people’s lives for the better – one person at a time - by inspiring and empowering the worldwide community to live their very best life, enhanced by moments of connection and wellbeing. Patients and consumers trust Tilray Brands to be the most responsible, trusted and market leading cannabis and consumer products company in the world with a portfolio of innovative, high-quality, and beloved brands that address the needs of the consumers, customers, and patients we serve. A pioneer in cannabis research, cultivation, and distribution, today Tilray Brands’ unprecedented and diversified production platform supports a portfolio of best-in-class brands in over 20 countries including comprehensive adult-use and medical cannabis offerings, hemp-based foods, and craft beverages across North America, Europe, Australia, and Latin America.

For more information on Tilray Brands, visit www.Tilray.com and follow @Tilray

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to become the world's leading cannabis-focused consumer branded company; the Company’s ability to achieve long term profitability; the Company’s ability to achieve operational scale, market share, distribution, profitability and revenue growth in particular business lines and markets; the Company’s ability to successfully achieve revenue growth, production and supply chain efficiencies, synergies and cost savings; the Company’s ability to generate $68-$78 million of Adjusted EBITDA and expectation to be cash-flow positive in its operating business in fiscal year 2024; the Company’s expected revenue growth, sales volume, profitability, synergies and accretion related to any of its acquisitions; expected opportunities upon U.S. federal legalization; the Company’s anticipated investments and acquisitions, including in organic and strategic growth, partnership efforts, product offerings and other initiatives; and the Company’s ability to commercialize new and innovative products.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including Adjusted gross margin, Adjusted gross profit, Adjusted EBITDA, free cash flow, adjusted free cash flow, constant currency presentations of revenue and cash and marketable securities. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs, impairments, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company's GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company's consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

Adjusted EBITDA is calculated as net income (loss) before income tax benefits, net; interest expense, net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; purchase price accounting step-up; facility start-up and closure costs; lease expense; litigation costs; restructuring costs and transaction (income) costs. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted gross profit, is calculated as gross profit adjusted to exclude the impact of inventory valuation adjustment and purchase price accounting valuation step-up. A reconciliation of Adjusted gross profit, excluding purchase price accounting valuation step-up, to gross profit, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted gross margin, excluding inventory valuation adjustments and purchase price accounting valuation step-up, is calculated as revenue less cost of sales adjusted to add back inventory valuation adjustments and amortization of inventory step-up, divided by revenue. A reconciliation of Adjusted gross margin, excluding inventory valuation adjustments and purchase price accounting valuation step-up, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net, and the exclusion of growth CAPEX from investments in capital and intangible assets, net, which excludes the amount of capital expenditures that are considered to be associated with growth of future operations rather than to maintain the existing operations of the Company, and excludes our projected integration costs related to HEXO and the cash income taxes related to Aphria Diamond to align with management’s prescribed guidance. A reconciliation of net cash flow provided by (used in) operating activities to adjusted free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Constant currency presentations of revenue are used to normalize the effects of foreign currency. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. Dollar are translated into U.S. Dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year. A reconciliation of prior year revenue to constant currency revenue the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Cash and marketable securities are comprised of two GAAP measures, cash and cash equivalents added to marketable securities. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its short-term liquidity position by combing these two GAAP metrics.

For further information:
Media: Berrin Noorata, news@tilray.com
Investors: Raphael Gross, +1-203-682-8253, Raphael.Gross@icrinc.com

Consolidated Statements of Financial Position
	August 31,	May 31,
(in thousands of US dollars)	2023	2023
Assets
Current assets
Cash and cash equivalents	$177,519	$206,632
Restricted cash	1,613	-
Marketable securities	287,333	241,897
Accounts receivable, net	82,076	86,227
Inventory	232,075	200,551
Prepaids and other current assets	44,943	37,722
Assets held for sale	3,696	-
Total current assets	829,255	773,029
Capital assets	494,619	429,667
Right-of-use assets	5,605	5,941
Intangible assets	967,568	973,785
Goodwill	2,009,673	2,008,843
Interest in equity investees	4,638	4,576
Long-term investments	7,564	7,795
Convertible notes receivable	74,681	103,401
Other assets	8,647	222
Total assets	$4,402,250	$4,307,259
Liabilities
Current liabilities
Bank indebtedness	$14,594	$23,381
Accounts payable and accrued liabilities	238,081	190,682
Contingent consideration	7,181	16,218
Warrant liability	10,015	1,817
Current portion of lease liabilities	2,324	2,423
Current portion of long-term debt	13,489	24,080
Current portion of convertible debentures payable	251,590	174,378
Total current liabilities	537,274	432,979
Long - term liabilities
Contingent consideration	13,000	10,889
Lease liabilities	7,462	7,936
Long-term debt	152,390	136,889
Convertible debentures payable	120,861	221,044
Deferred tax liabilities	169,633	167,364
Other liabilities	74	215
Total liabilities	1,000,694	977,316
Commitments and contingencies (refer to Note 18)
Stockholders' equity
Common stock ($0.0001 par value; 980,000,000 common shares; 723,292,600 and 656,655,455 common shares issued and outstanding, respectively)	72	66
Preferred shares ($0.0001 par value; 10,000,000 preferred shares authorized; nil and nil preferred shares issued and outstanding, respectively)	-	-
Additional paid-in capital	5,909,895	5,777,743
Accumulated other comprehensive loss	(43,561)	(46,610)
Accumulated Deficit	(2,487,032)	(2,415,507)
Total Tilray Brands, Inc. stockholders' equity	3,379,374	3,315,692
Non-controlling interests	22,182	14,251
Total stockholders' equity	3,401,556	3,329,943
Total liabilities and stockholders' equity	$4,402,250	$4,307,259

Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)
	For the three months
	ended August 31,		Change	% Change
(in thousands of U.S. dollars, except for per share data)	2023	2022	2023 vs. 2022
Net revenue	$176,949	$153,211	$23,738	15%
Cost of goods sold	132,753	104,597	28,156	27%
Gross profit	44,196	48,614	(4,418)	(9)%
Operating expenses:
General and administrative	40,516	40,508	8	0%
Selling	6,859	9,671	(2,812)	(29)%
Amortization	22,225	24,359	(2,134)	(9)%
Marketing and promotion	8,535	7,248	1,287	18%
Research and development	79	166	(87)	(52)%
Change in fair value of contingent consideration	(11,107)	211	(11,318)	(5,364)%
Litigation costs	2,034	445	1,589	357%
Restructuring costs	915	—	915	0%
Transaction (income) costs	8,502	(12,816)	21,318	(166)%
Total operating expenses	78,558	69,792	8,766	13%
Operating loss	(34,362)	(21,178)	(13,184)	62%
Interest expense, net	(9,835)	(4,413)	(5,422)	123%
Non-operating income (expense), net	(4,402)	(32,992)	28,590	(87)%
Loss before income taxes	(48,599)	(58,583)	9,984	(17)%
Income tax expense	7,264	7,211	53	1%
Net loss	$(55,863)	$(65,794)	$9,931	(15)%
Net loss per share - basic and diluted	$(0.10)	$(0.13)	$0.02	(19)%

Condensed Consolidated Statements of Cash Flows
	For the three months
	ended August 31,		Change	% Change
(in thousands of US dollars)	2023	2022	2023 vs. 2022
Cash used in operating activities:
Net loss	$(55,863)	$(65,794)	$9,931	(15)%
Adjustments for:
Deferred income tax recovery	59	796	(737)	(93)%
Unrealized foreign exchange (gain) loss	(3,127)	10,026	(13,153)	(131)%
Amortization	30,789	34,069	(3,280)	(10)%
Loss on sale of capital assets	3	77	(74)	(96)%
Other non-cash items	(816)	2,080	(2,896)	(139)%
Stock-based compensation	8,257	9,193	(936)	(10)%
Loss on long-term investments & equity investments	47	1,193	(1,146)	(96)%
Loss on derivative instruments	10,345	6,336	4,009	63%
Change in fair value of contingent consideration	(11,107)	211	(11,318)	(5,364)%
Change in non-cash working capital:
Accounts receivable	13,044	(3,068)	16,112	(525)%
Prepaids and other current assets	(4,654)	(34,891)	30,237	(87)%
Inventory	3,650	(232)	3,882	(1,673)%
Accounts payable and accrued liabilities	(6,469)	(6,265)	(204)	3%
Net cash used in operating activities	(15,842)	(46,269)	30,427	(66)%
Cash used in investing activities:
Investment in capital and intangible assets, net	(4,152)	(3,000)	(1,152)	38%
Proceeds from disposal of capital and intangible assets	342	1,463	(1,121)	(77)%
Purchase of marketable securities, net	(45,436)	-	(45,436)	0%
Net cash acquired from business acquisitions	22,956	-	22,956	0%
Net cash used in investing activities	(26,290)	(1,537)	(24,753)	1,610%
Cash provided by (used in) financing activities:
Share capital issued, net of cash issuance costs	-	129,593	(129,593)	(100)%
Shares effectively repurchased for employee withholding tax	-	(1,189)	1,189	(100)%
Proceeds from long-term debt and convertible debt	29,174	1,288	27,886	2,165%
Repayment of long-term debt and convertible debt	(6,369)	(5,196)	(1,173)	23%
Repayment of lease liabilities	-	(1,035)	1,035	(100)%
Net increase in bank indebtedness	(8,787)	159	(8,946)	(5,626)%
Net cash provided by (used in) financing activities	14,018	123,620	(109,602)	(89)%
Effect of foreign exchange on cash and cash equivalents	614	(1,080)	1,694	(157)%
Net decrease in cash and cash equivalents	(27,500)	74,734	(102,234)	(137)%
Cash and cash equivalents, beginning of period	206,632	415,909	(209,277)	(50)%
Cash and cash equivalents, end of period	$179,132	$490,643	$(311,511)	(63)%

Net Revenue by Operating Segment
	For the three months		For the three months
(In thousands of U.S. dollars)	August 31, 2023	% of Total Revenue	August 31, 2022	% of Total Revenue
Cannabis business	$70,333	39%	$58,570	38%
Distribution business	69,157	39%	60,585	40%
Beverage alcohol business	24,162	14%	20,654	13%
Wellness business	13,297	8%	13,402	9%
Total net revenue	$176,949	100%	$153,211	100%

Net Revenue by Operating Segment in Constant Currency

	For the three months		For the three months
	August 31, 2023		August 31, 2022
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Cannabis business	$71,389	40%	$58,570	38%
Distribution business	66,952	38%	60,585	40%
Beverage alcohol business	24,162	14%	20,654	13%
Wellness business	13,459	8%	13,402	9%
Total net revenue	$175,962	100%	$153,211	100%

Net Cannabis Revenue by Market Channel
	For the three months		For the three months
(In thousands of U.S. dollars)	August 31, 2023	% of Total Revenue	August 31, 2022	% of Total Revenue
Revenue from Canadian medical cannabis	$6,142	9%	$6,520	11%
Revenue from Canadian adult-use cannabis	71,195	102%	58,355	100%
Revenue from wholesale cannabis	5,295	7%	392	1%
Revenue from international cannabis	14,252	20%	10,422	18%
Less excise taxes	(26,551)	-38%	(17,119)	-30%
Total	$70,333	100%	$58,570	100%

Net Cannabis Revenue by Market Channel in Constant Currency
	For the three months		For the three months
	August 31, 2023		August 31, 2022
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Revenue from Canadian medical cannabis	$6,310	9%	$6,520	11%
Revenue from Canadian adult-use cannabis	73,111	102%	58,355	100%
Revenue from wholesale cannabis	5,458	8%	392	1%
Revenue from international cannabis	13,777	19%	10,422	18%
Less excise taxes	(27,267)	-38%	(17,119)	-30%
Total	$71,389	100%	$58,570	100%

Other Financial Information: Key Operating Metrics
	For the three months
	ended August 31,
(in thousands of U.S. dollars)	2023	2022
Net cannabis revenue	$70,333	$58,570
Distribution revenue	69,157	60,585
Net beverage alcohol revenue	24,162	20,654
Wellness revenue	13,297	13,402
Cannabis costs	50,517	28,861
Beverage alcohol costs	11,266	10,849
Distribution costs	61,468	54,984
Wellness costs	9,502	9,903
Adjusted gross profit (excluding PPA step-up)(1)	49,302	49,721
Cannabis adjusted gross margin (excluding PPA step-up)(1)	35%	51%
Beverage alcohol adjusted gross margin (excluding PPA step-up)(1)	56%	53%
Distribution gross margin	11%	9%
Wellness gross margin	29%	26%
Adjusted EBITDA(1)	11,434	13,531
Cash and marketable securities(1)as at the period ended:	464,852	490,643
Working capital as at the period ended:	291,981	637,623

Other Financial Information: Gross Margin and Adjusted Gross Margin
	For the three months ended August 31, 2023
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$70,333	$24,162	$69,157	$13,297	$176,949
Cost of goods sold	50,517	11,266	61,468	9,502	132,753
Gross profit	19,816	12,896	7,689	3,795	44,196
Gross margin	28%	53%	11%	29%	25%
Adjustments:
Purchase price accounting step-up	4,516	590	-	-	5,106
Adjusted gross profit	24,332	13,486	7,689	3,795	49,302
Adjusted gross margin	35%	56%	11%	29%	28%

	For the three months ended August 31, 2022
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$58,570	$20,654	$60,585	$13,402	$153,211
Cost of goods sold	28,861	10,849	54,984	9,903	104,597
Gross profit	29,709	9,805	5,601	3,499	48,614
Gross margin	51%	47%	9%	26%	32%
Adjustments:
Purchase price accounting step-up	-	1,107	-	-	1,107
Adjusted gross profit	29,709	10,912	5,601	3,499	49,721
Adjusted gross margin	51%	53%	9%	26%	32%

Other Financial Information: Adjusted Earnings Before Interest, Taxes and Amortization
	For the three months
	ended August 31,		Change	% Change
(In thousands of U.S. dollars)	2023	2022	2023 vs. 2022
Net loss	$(55,863)	$(65,794)	$9,931	(15)%
Income tax expense	7,264	7,211	53	1%
Interest expense, net	9,835	4,413	5,422	123%
Non-operating income (expense), net	4,402	32,992	(28,590)	(87)%
Amortization	30,789	34,069	(3,280)	(10)%
Stock-based compensation	8,257	9,193	(936)	(10)%
Change in fair value of contingent consideration	(11,107)	211	(11,318)	(5,364)%
Purchase price accounting step-up	5,106	1,107	3,999	361%
Facility start-up and closure costs	600	1,800	(1,200)	(67)%
Lease expense	700	700	-	0%
Litigation costs	2,034	445	1,589	357%
Restructuring costs	915	-	915	NM
Transaction (income) costs	8,502	(12,816)	21,318	(166)%
Adjusted EBITDA	$11,434	$13,531	$(2,097)	(15)%

Other Financial Information: Free Cash Flow and Adjusted Free Cash Flow
	For the three months
	ended August 31,		Change	% Change
(In thousands of U.S. dollars)	2023	2022	2023 vs. 2022
Net cash used in operating activities	$(15,842)	$(46,269)	$30,427	(66)%
Less: investments in capital and intangible assets, net	(3,810)	(1,537)	(2,273)	148%
Free cash flow	$(19,652)	$(47,806)	$28,154	(59)%
Add: growth CAPEX	1,687	-	1,687	NM
Add: cash income taxes related to Aphria Diamond	5,714	5,487	227	4%
Add: integration costs related to HEXO	5,915	-	5,915	NM
Adjusted free cash flow	$(6,336)	$(42,319)	$35,983	(85)%